UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

Premier Golf – Premier Properties

On November 14, 2006, we entered into an Asset Purchase Agreement to acquire seven golf courses from affiliates of Premier Golf Management, Inc. (“Premier Golf”), a golf course investment and management company, for a purchase price of $58.0 million (the “Premier Properties”). On November 16, 2006, we provided a refundable deposit of $1.0 million. All of the Premier Properties feature an 18-hole golf course and, generally, a golf range, a practice facility and a clubhouse that includes a pro shop and a restaurant. The following table sets forth the name and location of the Premier Properties:

Name	Location
LakeRidge Country Club	Lubbock, Texas

Mesa del Sol Golf Club	Yuma, Arizona

Fox Meadow Country Club	Medina, Ohio

Signature Golf Course	Solon, Ohio

Weymouth Country Club	Medina, Ohio

Painted Hills Golf Course	Kansas City, Kansas

Royal Meadows Golf Course	Kansas City, Missouri

Mesa del Sol Golf Club, Painted Hills Golf Course and Royal Meadows Golf Course are public golf courses. The remaining Premier Properties are private golf courses. We expect to pay an additional $400,000 for certain agreed upon capital improvements on the Premier Properties in the first year.

As part of the transaction described below, Premier Golf is acquiring EAGL Golf, a golf course investment and management company, which is expected to operate the Premier Properties under triple-net leases with initial terms of 20 years and four five-year renewal options. The leases will be cross-defaulted with the EAGL Properties described below. The aggregate minimum annual rent for the Premier Properties is expected to be approximately $4.9 million in the initial year and to increase annually to approximately $5.6 million. Additional rent is expected to be a negotiated percentage of incremental total revenue over a specified threshold. The transaction is expected to close by the end of 2006.

This acquisition is subject to the fulfillment of certain conditions which include completion of customary closing conditions and negotiation of leases. There can be no assurance that any or all of these conditions will be satisfied or, if satisfied, that the Premier Properties will ultimately be acquired.

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EAGL Golf – EAGL Properties

On November 16, 2006, we entered into two Agreements of Sale and Purchase to acquire seven golf course properties and a 47.5% partnership interest in the Cowboys Golf Club in Grapevine, Texas, from affiliates of Evergreen Alliance Golf Limited, L.P. (“EAGL Golf”), a golf course investment and management company, for an aggregate purchase price of $59.0 million (the “EAGL Properties”). We expect to acquire the remaining 52.5% interest of the partnership owning the Cowboys Golf Club (the “Cowboys Interest”) in a separate transaction by the end of the first quarter of 2007. This acquisition is subject to the fulfillment of certain conditions, and there can be no assurance that any or all of these conditions will be satisfied or, if satisfied, that the Cowboys Interest will ultimately be acquired. If we do not acquire the Cowboys Interest or if we fail to operate the Cowboys Golf Club according to certain standards, we will lose the right to use the Cowboys name and logo at the property within two years under the terms of a license agreement with the Dallas Cowboys Football Club, Ltd. The following table sets forth the name and location of each of the EAGL Properties:

Name	Location
Mansfield National Golf Club	Dallas-Fort Worth, Texas

Plantation Golf Club	Dallas-Fort Worth, Texas

Lake Park Golf Club	Dallas-Fort Worth, Texas

Golf Club at Fossil Creek	Fort Worth, Texas

The Golf Club at Cinco Ranch	Houston, Texas

Canyon Springs Golf Club	San Antonio, Texas

Clear Creek Golf Club*	Houston, Texas

Cowboys Golf Club	Grapevine, Texas

*	Closed into escrow as described in Item 2.01 below.

All of the EAGL Properties are public golf courses and each of the properties features an 18-hole golf course and, generally, a golf range, a practice facility and a clubhouse that includes a pro shop and a restaurant. In addition to an 18-hole golf course, Lake Park Golf Club also features a 9-hole executive golf course.

Also on November 16, 2006, we entered into triple-net leases with EAGL Golf, which was acquired by Premier Golf, to operate all of the EAGL Properties except the Cowboys Golf Club. The triple-net leases have initial terms of 20 years and four five-year renewal options, subject to the terms and renewal provisions of certain underlying ground leases or concession agreements. The leases are cross-defaulted, and we expect they will also be cross-defaulted with the Premier Properties described in Item 1.01 if and when that acquisition is completed. The minimum annual rent for the EAGL

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Properties, including the Clear Creek Golf Club which is currently being held in escrow, is approximately $3.9 million in the initial year and will increase annually to approximately $4.5 million. Additional rent is a negotiated percentage of incremental total revenue over a threshold.

The Cowboys Golf Club is currently being managed by EAGL Golf pursuant to a management agreement. Upon our purchase of the remaining 52.5% interest in the Cowboys Golf Club, we expect to lease the property to EAGL Golf under a triple net lease with similar terms to the leases we have with our other EAGL Properties.

Item 2.01 Completion of Acquisition or Disposition of Assets

EAGL Acquisition

As discussed in Item 1.01 above, we acquired the EAGL Properties from affiliates of EAGL Golf pursuant to certain Agreements of Sale and Purchase. The transaction closed simultaneously with the execution of the agreements on November 16, 2006, and the Clear Creek Golf Club has been closed into escrow pending receipt of a consent assigning the underlying ground lease. We expect to close the acquisition of the Clear Creek Golf Club by the end of November. The acquisition is subject to the fulfillment of certain conditions, and there can be no assurance that this condition will be satisfied or, if satisfied, that the property will ultimately be acquired.

Item 8.01 Other Events

Distributions

Our board of directors previously declared distributions of $0.0483 per share to stockholders of record on October 1, 2006 and $0.0492 per share to stockholders of record on November 1, 2006. On November 8, 2006, our board of directors also declared a distribution of $0.05 per share to stockholders of record on December 1, 2006. These distributions will be paid by December 31, 2006.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2006	CNL INCOME PROPERTIES, INC.

	By:	/s/ Tammie A. Quinlan
	Name:	Tammie A. Quinlan
	Title:	Chief Financial Officer

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